EXHIBIT 10.60

Third Amendment to the
Weingarten Realty Retirement Plan

R E C I T A L S:

A.           WHEREAS, Weingarten Realty Investors (the “Employer”) has previously established the Weingarten Realty Retirement Plan (the “Plan”) for the benefit of those employees who qualify thereunder and for their Beneficiaries; and

B.           WHEREAS, the Employer desires to amend the Plan as described herein; and

C.           WHEREAS, the Employer has the power and authority to amend the Plan pursuant to Section 16.1 of the Plan;

NOW, THEREFORE, pursuant to Section 16.1 of the Plan, the following amendment is hereby made and shall be effective January 1, 2011:

1.           The first paragraph of Section 1.1(c) of the Plan is hereby amended, as underlined, to be and read as follows:

(c)
The "Actuarial Equivalent" of a value means the actuarial equivalent determined using the following factors (i) the table prescribed by the Secretary of the Treasury, which shall be based on the prevailing commissioners' standard table, described in Code Section 807(d)(5)(A), used to determine reserves for group annuity contracts issued on the date as of which present value is being determined (without regard to any other subparagraph of Code Section 807(d)(5)) and (ii) the annual rate of interest on 30-year Treasury securities for the second calendar month preceding the Plan Year in which the distribution is made.  Effective for distributions with an Annuity Starting Date on or after December 31, 2002, the table described in (i) shall be the table set forth in Revenue Ruling 2001-62. Effective for distributions with an Annuity Starting Date on or after January 1, 2008, the table described in (i) shall be the applicable table described under Section 417(e)(3), as such table is updated from time to time under applicable Internal Revenue Service guidance. Effective with respect to distributions with an Annuity Starting Date on or after January 1, 2011, the annual rate of interest described in (ii) shall be a 4.5% annual rate; provided, however, that the Actuarial Equivalent of a Participant’s Accrued Benefit on and after January 1, 2011 shall not be less than the Actuarial Equivalent of the Participant’s Accrued Benefit as of December 31, 2010 determined under the definition of Actuarial Equivalence effective on December 31, 2010.

2.           The first paragraph of Section 5.7 of the Plan is hereby amended, as underlined, to be and read as follows:

On the last day of each Plan Year beginning on or after January 1, 2002, an Interest Credit shall be credited to the Cash Balance Account of a Participant whose Annuity Starting Date has not occurred. The Interest Credit rate shall be equal to the annual rate of interest on ten-year U.S.

Treasury Bill Constant Maturities in effect for the third calendar month immediately preceding the Plan Year; provided, however, that if such rate is less than 2.05 percent, the rate used hereunder shall be 2.05 percent. Effective on and after January 1, 2011, the Interest Credit rate shall be a 4.5 percent annual rate; provided, however, that the value of a Participant’s Cash Balance Account as of any date after December 31, 2010 shall not be less than the value of the Participant’s Cash Balance Account as of December 31, 2010, credited as provided in this Section 5.7 with an Interest Credit Rate equal to the annual rate of interest on ten-year U.S. Treasury Bill Constant Maturities, but no less than 2.05 percent, excluding any Service Credits credited to such Account after December 31, 2010. The Interest Credit shall be based on the value of a Participant's Cash Balance Account on the first day of the Plan Year. The Interest Credit for the Plan Year in which a Participant's Annuity Starting Date occurs shall be credited to the Participant's Cash Balance Account as of the last day of the calendar month preceding the month in which the Participant's Annuity Starting Date occurs and shall accrue only through such day. No further Interest Credits shall be credited to a Participant's Cash Balance Account following his Annuity Starting Date.

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IN WITNESS WHEREOF, the Employer has caused the Plan to be amended by this Third Amendment this 4th day of May, 2011, to be effective as stated herein.

WEINGARTEN REALTY INVESTORS

By:	/s/ Stephen C. Richter
Name: Stephen C. Richter
Title: Executive Vice President & CFO